EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of The Colonial BancGroup, Inc. our report dated February 28, 2003 relating to the consolidated financial statements, which appears in the issuer’s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

Montgomery, Alabama

August 4, 2003